UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2024

Kindly MD, Inc.

(Exact name of registrant as specified in its charter)

001-42103	84-3829824
(Commission File Number)	(IRS Employer Identification Number)

5097 South 900 East, Suite 100, Salt Lake City, UT	84117
(Address of Principal Executive Offices)	(Zip Code)

(385) 388-8220

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	KDLY	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	KDLYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 8, 2024, Kindly MD, Inc. (“Kindly” or the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, an aggregate of 4,048,499 shares of voting stock, or approximately 68.07% of our 5,947,169 total outstanding voting shares as of August 6, 2024, the record date for the Annual Meeting (the “Record Date”), were present virtually at or were voted at the Annual Meeting, constituting a quorum. The following proposals were voted on at the Annual Meeting (as described in greater detail in the Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on September 17, 2024 (the “Proxy Statement”), with the results of such voting as set forth below. Capitalized terms have the meanings given to such terms in the Proxy Statement and this Form 8-K should be read in connection with the Proxy Statement.

Proposal 1	For	Withheld	Abstain
Election of Directors
Tim Pickett	3,904,276	144,223	0
Adam Cox	3,903,983	144,516	0
Amy Powell	3,904,276	144,223	0
Christian Robinson	3,904,276	144,223	0
Gary Seelhorst	3,904,276	144,223	0

Proposal 2	For	Against	Abstain
Ratification of the appointment of Sadler Gibb & Associates as the Company’s Independent registered public accounting firm for the fiscal year ending December 31, 2024.	3,900,797	137,421	10,281

As a result of the above voting, each of the proposals was approved by the requisite vote of the Company’s stockholders, and the five directors set forth above were elected to the Company’s Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

KINDLY MD, INC.

Dated: November 12, 2024	By:	/s/ Tim Pickett
Tim Pickett
Chief Executive Officer

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